Filed by LCNB Corp.
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934

Subject Company: Columbus First Bancorp, Inc.
Commission File No. 001-35292

NEWS RELEASE
DECEMBER 21, 2017

LCNB Corp.
2 North Broadway
Lebanon, Ohio 45036

LCNB Corp. Contact:
Steve P. Foster, CEO & President or Robert C. Haines II, Executive VP & CFO at 800-344-BANK

Columbus First Bancorp, Inc. Contact:
William G. “Rhett” Huddle, Chairman & CEO at 614-310-7200

For Release: Immediately

LCNB CORP. AGREES TO ACQUIRE COLUMBUS FIRST BANCORP, INC.

LEBANON, Ohio (BUSINESS WIRE) LCNB Corp. (“LCNB”) (Nasdaq-Capital Market: LCNB), the holding company for LCNB National Bank, and Columbus First Bancorp, Inc. (“Columbus First”), the holding company for Columbus First Bank, announced today that they have signed a definitive merger agreement whereby LCNB will acquire Columbus First in an all-stock transaction. Columbus First operates one full-service office in Worthington, Ohio and has approximately $333.4 million in assets, $290.5 million in loans, $269.9 million of deposits and $32.3 million in consolidated equity as of September 30, 2017. The transaction significantly increases LCNB’s presence in the Columbus market. LCNB currently operates a loan production office in the Columbus market which opened in June 2017.

Subject to the terms of the merger agreement, which has been unanimously approved by the Board of Directors of each company, Columbus First shareholders will receive 2.00 shares of LCNB common stock for each outstanding share of Columbus First common stock. Any unexercised stock options of Columbus First will be canceled in exchange for a cash payment. Based on the LCNB closing share price as of December 20, 2017, the transaction is valued at $41.00 for each Columbus First share or approximately $66.9 million in aggregate. Adjusting for options exercised after September 30, Columbus First has 1,581,516 shares outstanding, as well as 73,724 options with a weighted average strike price of $14.00 per share.

Steve Foster, President and CEO of LCNB and its wholly-owned subsidiary LCNB National Bank, stated “We are very excited to announce this acquisition. Columbus First Bank, its Board of Directors and staff have a great reputation throughout the Greater Columbus market as a ‘service first’ organization supported by dedicated and experienced personnel.” Mr. Foster continued, “We share the same goals and philosophy that Rhett Huddle and John Smiley have established at Columbus First Bank. LCNB National Bank is a 140-year-old community bank that was founded in Lebanon, Ohio and serves 10 southwestern and south-central Ohio counties with 34 bank offices. The combining of our two institutions will create more benefits, financial products and opportunities for Columbus First customers, and the Greater Columbus market. We believe that the Columbus market is one of the most attractive markets in the Midwest, and this transaction should enhance LCNB’s long-term profitability metrics and earnings growth rate.”

Following the merger, John Smiley, currently President and Chief Lending Officer of Columbus First and Columbus First Bank, will join LCNB as Executive Vice President and Columbus Market President. In addition, the merger agreement also provides that, after the Effective Time, the LCNB board of directors will appoint Rhett Huddle, Chairman and Chief Executive Officer of Columbus First and Columbus First Bank, and another Columbus First board member to be determined prior to the Effective Time, to the boards of LCNB and LCNB National Bank.

Rhett Huddle stated, “We are very pleased to join forces with LCNB and continue our growth in the great Columbus market. We greatly admire the community bank approach that LCNB brings to banking, as well as their long history of success. We believe that our organizations will be very compatible. Our shareholders will benefit from having a liquid stock that offers an attractive dividend yield.”

John Smiley added, “We look forward to expanding our products and capacity to better serve our customers through this partnership with LCNB. The Columbus First team has tremendous customer relationships in our market. At times, we have been constrained by our lending limit and our funding base, and we have not been able to fully meet the needs of some of our customers. That will be quite a bit different as we become part of a larger community bank in LCNB. In addition, LCNB has a broader array of products and services, including trust and wealth management, which will be helpful to our customers. We also believe that our employees will continue to grow and thrive as part of a larger community bank with such an outstanding reputation.”

Excluding one-time transaction costs, LCNB expects the transaction to be approximately 1.6% and 9.7% accretive to first-year and second-year fully diluted earnings per share, respectively. One-time transaction costs to be incurred by LCNB are estimated at $2.5 million after-tax. Tangible book value per share dilution will be approximately 6.5% at closing, with an expected tangible book value earn-back of 4.3 years using the crossover method. The internal rate of return for the transaction is expected to be approximately 21.0%. These estimates do not consider the impact of the enactment of federal tax reform legislation recently approved by Congress, which is expected to have a positive impact on the above estimates.

When the transaction is completed, LCNB estimates consolidated assets at approximately $1.65 billion and 35 banking offices in Ohio. Subject to customary regulatory approvals, LCNB and Columbus First shareholder approvals and other conditions set forth in the definitive merger agreement, the transaction is anticipated to close in the second quarter of 2018. At that time, Columbus First Bank will become a branch of LCNB National Bank.

LCNB is being advised by ProBank Austin and Dinsmore & Shohl LLP. Columbus First is being advised by Boenning & Scattergood, Inc. and Vorys, Sater, Seymour and Pease LLP.

Important Information for Investors and Shareholders:
This press release does not constitute an offer to sell or the solicitation of an offer to buy securities of LCNB. LCNB will file a registration statement on Form S-4 and other documents regarding the proposed business combination transaction referenced in this press release with the Securities and Exchange Commission (“SEC”) to register the shares of LCNB’s common stock to be issued to the shareholders of Columbus First. The registration statement will include a joint proxy statement/prospectus which will be sent to the shareholders of Columbus First and LCNB in advance of respective special meetings of shareholders that will be held to consider the proposed merger. Investors and LCNB and Columbus First shareholders are urged to read the joint proxy statement/prospectus and any other relevant documents to be filed with the SEC in connection with the proposed transaction because they will contain important information about LCNB, Columbus First and the proposed transaction. Investors and shareholders may obtain a free copy of these documents (when available) through the website maintained by the SEC at www.sec.gov. These documents may also be obtained, without charge, by directing a request to LCNB Corp., 2 North Broadway, P.O. Box 59, Lebanon, Ohio 45036: Investor Relations.

LCNB and Columbus First and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of LCNB and Columbus First in connection with the proposed merger.

Information about the directors and executive officers of LCNB is set forth in the proxy statement for LCNB’s 2017 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 10, 2017. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph, when it becomes available.

About LCNB Corp.:
LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Through its subsidiary, LCNB National Bank (the “Bank”), LCNB is engaged in the commercial banking business. The Bank was founded in 1877. The Bank operates 34 full-service bank branches and 38 ATMs in 10 Ohio counties, offering a complete line of banking and trust services. The Bank also operates a loan production office in Columbus, Ohio. LCNB’s common shares are traded on the NASDAQ Capital Market exchange under the symbol “LCNB.” Additional information on LCNB may be found on its website: www.lcnb.com.

About Columbus First Bancorp, Inc.:
Columbus First Bancorp, Inc. is a bank holding company headquartered in Worthington, Ohio and is the parent company of Columbus First Bank, which was established in 2007. Columbus First Bank operates from its branch and facility in Worthington, Ohio. Additional information about Columbus First and Columbus First Bank may be found on its website: www.columbusfirstbank.com.

Safe Harbor Statement:
Statements made in this news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties including, but not limited to, the successful completion and integration of the transaction contemplated in this release, which includes the retention of the acquired customer relationships, adverse changes in economic conditions, the impact of competitive products and pricing and the other risks set forth in the LCNB’s filings with the SEC. As a result, actual results may differ materially from the forward-looking statements in this news release.

LCNB encourages readers of this news release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. LCNB undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events, except as required by applicable legal requirements. Copies of documents filed with the SEC are available free of charge at the SEC’s website at http://www.sec.gov and/or from LCNB’s website.